Exhibit 23


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-108045 of Southwestern Electric Power Company on Form S-3 of our reports dated March 5, 2004 (which reports express unqualified opinions and include explanatory paragraphs concerning the adoption of new accounting pronouncements in 2003), appearing in and incorporated by reference in this Annual
Report on Form 10-K of Southwestern Electric Power Company for the year ended December 31, 2003.


/s/ Deloitte & Touche LLP

Columbus, Ohio
March 10, 2004